EXHIBIT 99.1
PRESS RELEASE

Cabot Microelectronics Corporation Reports Record Revenue for the Second Quarter of Fiscal 2020

•Record Revenue of $284.2 Million, 7.1% Higher than Last Year, Due to Strong Growth in CMP Slurries and Pipeline Performance Products

•Diluted EPS of $1.11; Adjusted Diluted EPS1 of $1.75, 12.9% Higher than Adjusted EPS1 Last Year

•Expecting Total Revenue for Third Quarter of Fiscal 2020 to be Approximately Flat to Down Low Single Digits Sequentially

AURORA, IL, May 6, 2020 – Cabot Microelectronics Corporation (Nasdaq: CCMP), a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies, today reported financial results for its second quarter of fiscal 2020, which ended March 31, 2020.

Key Highlights

Total company revenue increased 7.1% over the prior year driven by stronger demand for CMP slurries and pipeline performance products, as well as higher wood treatment revenue. Net income for the quarter was $32.9 million. Adjusted EBITDA was $85.9 million in the quarter, essentially flat compared with the prior year. Year to date, the company generated $112.3 million in cash flow from operations, and had $340.7 million of cash on hand and $1,075.3 million in total debt as of March 31, 2020, which includes $150 million drawn from the company’s revolving credit facility during the quarter.

“During this unprecedented environment of the COVID-19 pandemic, I am extremely thankful for the dedication and efforts of our teams globally to keep our employees safe as well as to continue supporting our customers,” said David Li, President and CEO of Cabot Microelectronics Corporation. “Our results this quarter, including record revenue, demonstrate the strength and resiliency of our business and company. Going forward, we see continued stable financial performance in our third fiscal quarter, but with limited visibility into the second half of the calendar year, we have decided to withdraw our annual EBITDA guidance.”

Key Financial Information for Second Quarter of Fiscal 2020

•Revenue was $284.2 million, 7.1% higher than the revenue reported in the same quarter last year due to stronger demand for CMP slurries and pipeline performance products as well as increased revenue in wood treatment. Revenue was up 0.4% compared to the prior quarter due primarily to higher revenue in wood treatment.

•Net income was $32.9 million. Adjusted net income was $52.1 million, 14.0% higher compared with adjusted net income in the prior year. Adjusted net income benefited from higher revenue, lower interest expense and lower tax expense, partially offset by unfavorable impact from the timing of certain manufacturing costs and higher operating expenses in the quarter, compared to last year.

•Diluted earnings per share (EPS) was $1.11. Adjusted diluted EPS was $1.75, 12.9% higher than adjusted EPS in the same quarter last year.

•Adjusted EBITDA was $85.9 million, essentially flat with adjusted EBITDA in the same quarter last year. Adjusted EBITDA margin for the quarter was 30.2%, compared to adjusted EBITDA margin of 32.2% in the same quarter last year.

Electronic Materials – Revenue was $218.9 million, 2.8% higher than the revenue in the same quarter last year. Higher revenue for CMP slurries offset lower revenue for CMP pads and essentially flat revenue for electronic materials. Adjusted EBITDA was $69.6 million, or 31.8% of revenue.

Performance Materials – Revenue was $65.3 million for the quarter, 24.2% higher than revenue in the same quarter last year. The increase was driven by higher revenue for pipeline performance products and wood treatment products, which more than offset a decline in QED revenue. Adjusted EBITDA was $29.9 million, or 45.8% of revenue

Guidance for Third Quarter of Fiscal 2020

With uncertainty over the ongoing macroeconomic and industry impact of the COVID-19 pandemic, the company currently expects fiscal third quarter revenue to be approximately flat to down low single digits compared to the company’s revenue in the second quarter of fiscal 2020. Sequentially, Electronic Materials revenue is expected to be approximately flat and Performance Materials revenue is expected to be down 10% to 15%.

The company is withdrawing full fiscal year 2020 adjusted EBITDA guidance given general uncertainty related to the pandemic.

Additional current expectations are provided on slide 9 in the related slide presentation.

[1] Refer to financial tables and “Use of Certain GAAP, non-GAAP Adjusted Financial Information” in the press release below for information about these non-GAAP financial measures and reconciliations of these non-GAAP measures to their most comparable GAAP measure.

RELATED SLIDE PRESENTATION

A slide presentation related to this press release will be available at ir.cabotcmp.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL

Cabot Microelectronics Corporation’s quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, May 7. The conference call will be available via live webcast and replay from the company’s website, www.cabotcmp.com, or by phone at (844) 634-6404. Callers outside the U.S. may dial (825) 312-2296. The conference code for the call is 1383647. A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CABOT MICROELECTRONICS CORPORATION

Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,000 employees globally. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED FINANCIAL INFORMATION

The company presented the following measures considered as non-GAAP by the SEC: adjusted net income, adjusted diluted earnings per share, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA margin. The adjusted results exclude the impact of non-recurring acquisition and integration related costs, acquisition related amortization expenses, the adjustments related to the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the final regulations related to the tax act, certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama, and certain costs related to the COVID-19 pandemic. The non-GAAP adjusted financial information provided in this press release is a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the final regulations related to the tax act, KMG acquisition and integration-related expenses, certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama, acquisition-related amortization expenses, and costs related to the COVID-19 pandemic are not indicative of its core operating results, and thus presents these certain metrics excluding these effects. The presentation of non-GAAP adjusted financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures are included in the financial statements portion of this press release.

Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industries and markets in which the Company participates; the acquisition of, investment in, or collaboration with other entities, including the Company’s acquisition of KMG Chemicals, Inc. (“KMG”), and the expected benefits and synergies of such acquisition; divestment or disposition, or cessation of investment in certain, of the Company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the Company's customers; the competitive landscape that relates to the Company’s business; the Company's supply chain; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the COVID-19 pandemic, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by Cabot Microelectronics; the Company's management; foreign exchange fluctuation; the Company's current or future tax rate, including the effects of the Tax Cuts and Jobs Act in the United States (“Tax Act”); cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the Company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the Company, based on a variety of factors. Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Cabot Microelectronics’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Cabot Microelectronics’ Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 to be filed by May 11, 2020. Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
Cabot Microelectronics Corporation
(630) 499-2600

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019	March 31, 2020	March 31, 2019
Revenue	$284,193	$283,143	$265,391	$567,336	$487,169
Cost of sales	163,091	154,461	150,571	317,552	273,016
Gross profit	121,102	128,682	114,820	249,784	214,153

Operating expenses:

Research, development and technical	13,230	12,811	12,778	26,041	26,818
Selling, general and administrative	56,209	54,439	50,328	110,648	111,456
Total operating expenses	69,439	67,250	63,106	136,689	138,274

Operating income	51,663	61,432	51,714	113,095	75,879
Interest expense	10,753	11,920	13,331	22,673	20,221
Interest income	143	315	568	458	1,587
Other income (expense), net	(1,010)	(397)	(1,014)	(1,407)	(2,425)

Income before income taxes	40,043	49,430	37,937	89,473	54,820
Provision for income taxes	7,144	10,881	10,800	18,025	14,240
Net income	$32,899	$38,549	$27,137	$71,448	$40,580

Basic earnings per share	$1.12	$1.32	$0.94	$2.45	$1.45

Diluted earnings per share	$1.11	$1.30	$0.92	$2.41	$1.42

Weighted average basic shares outstanding	29,287	29,137	28,998	29,183	28,066

Weighted average diluted shares outstanding	29,725	29,694	29,479	29,666	28,607

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	March 31, 2020	September 30, 2019
ASSETS:

Current assets:
Cash and cash equivalents	$340,702	$188,495
Accounts receivable, net	151,959	146,113
Inventories	157,872	145,278
Prepaid expenses and other current assets	25,768	28,670
Total current assets	676,301	508,556

Property, plant and equipment, net	320,846	276,818
Other long-term assets	1,462,813	1,476,392
Total assets	$2,459,960	$2,261,766

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$58,803	$54,529
Short-term debt	150,000	—
Current portion of long-term debt	10,650	13,313
Accrued expenses, income taxes payable and other current liabilities	109,389	103,618
Total current liabilities	328,842	171,460

Long-term debt, net of current portion	914,617	928,463
Other long-term liabilities	207,091	181,466
Total liabilities	1,450,550	1,281,389

Stockholders' equity	1,009,410	980,377
Total liabilities and stockholders' equity	$2,459,960	$2,261,766

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Certain GAAP Financial Measures to Certain Non-GAAP Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Unaudited Reconciliation of GAAP Net Income to Non-GAAP adjusted Net Income
	Three Months Ended
	March 31, 2020	March 31, 2019
GAAP Net income	$32,899	$27,137

Amortization of acquisition related intangibles	22,012	16,957
Acquisition and integration-related expenses	2,285	2,904
Costs related to COVID -19 (Pandemic)	237	—
Costs related to KMG-Bernuth warehouse fire	206	—
Impact of U.S. Tax Cuts and Jobs Act (Tax Act)	13	—
Charges for fair value write-up of acquired inventory sold	—	4,566
Tax effect on adjustments to net income	(5,529)	(5,832)
Adjusted Net income	$52,123	$45,732

Unaudited Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit/ Gross Margin
	Three Months Ended
	March 31, 2020		March 31, 2019
GAAP revenue	$284,193		$265,391
Cost of sales	163,091		150,571
Gross profit/margin	121,102	42.6%	114,820	43.3%
Adjustments:
Amortization of acquisition related intangibles	3,380	1.2%	3,480	1.3%
Costs related to KMG-Bernuth warehouse fire	206	0.1%	—	—%
Costs related to the Pandemic	31	—%	—	—%
Charges for fair value write-up of acquired inventory sold	—	—%	4,566	1.7%
Adjusted gross profit/gross margin	$124,719	43.9%	$122,866	46.3%

Unaudited Reconciliation of GAAP Operating expenses to Non-GAAP Adjusted Operating expenses
	Three Months Ended
	March 31, 2020	March 31, 2019
GAAP Research, development and technical	$13,230	$12,778
GAAP Selling, general, and administrative	56,209	50,328
GAAP operating expenses	69,439	63,106
Adjustments*:
Amortization of acquisition related intangibles	(18,632)	(13,477)
Acquisition and integration-related expenses	(2,285)	(2,904)
Costs related to the Pandemic	(206)	—
Adjusted operating expenses	$48,316	$46,725
* All the adjustments are related to the Selling, general and administrative expenses.

Unaudited Reconciliation of GAAP Diluted Earnings Per Share to Non-GAAP Adjusted Diluted Earnings Per Share
	Three Months Ended
	March 31, 2020	March 31, 2019
GAAP Diluted earnings per share	$1.11	$0.92
Adjustments (net of tax):
Amortization of acquisition related intangibles	0.57	0.44
Acquisition and integration-related expenses	0.05	0.07
Costs related to KMG-Bernuth warehouse fire	0.01	—
Costs related to the Pandemic	0.01	—
Charges for fair value write-up of acquired inventory sold	—	0.12
Adjusted Diluted earnings per share	$1.75	$1.43

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA/ EBITDA Margin
	Three Months Ended
	March 31, 2020		March 31, 2019
GAAP net income	$32,899		$27,137
Interest expense	10,753		13,331
Interest income	(143)		(568)
Provision for income taxes	7,144		10,800
Depreciation & Amortization	32,550		27,348
GAAP EBITDA **/EBITDA margin	$83,203	29.3%	$78,048	29.4%
Adjustments (pre-tax):
Acquisition and integration-related expenses	2,285	0.8%	2,904	1.1%
Costs related to the Pandemic	237	0.1%	—	—%
Costs related to KMG-Bernuth warehouse fire	206	—%	—	—%
Charges for fair value write-up of acquired inventory sold	—	—%	4,566	1.7%
Adjusted EBITDA ***/EBITDA margin	$85,931	30.2%	$85,518	32.2%
Adjusted EBITDA margin

** EBITDA represents earnings before interest, taxes, depreciation and amortization.
*** Adjusted EBITDA is calculated by excluding items from EBITDA that are believed to be infrequent or not indicative of the company's continuing operating performance.